                                                               EXHIBIT 5.1




                                                              April 15, 1998


Commodore Applied Technologies, Inc.
150 East 58th Street, Suite 3400
New York, New York 10155

            Re:      Registration Statement on Form S-3
                     ----------------------------------
Ladies and Gentlemen:

         We have acted as counsel to Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 3,210,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the entities listed as selling stockholders therein.

         In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, By-laws and minutes, and such other documents and records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and of fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

         We have been informed by the Company that the Shares have been and will be transferred or issued, and the certificates evidencing the same have been and will be duly delivered, against receipt of the consideration stipulated therefor, which has not been and will not be less than the par value of the Shares.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and have been, or when transferred or issued, delivered and paid for in accordance with the foregoing assumptions will be, validly issued, fully paid and non-assessable.

         The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

Commodore Applied Technologies, Inc.
Registration Statement on Form S-3
April 15, 1998
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ GREENBERG TRAURIG HOFFMAN
                                            LIPOFF ROSEN & QUENTEL